UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 15, 2017 (February 13, 2017)

Adobe Systems Incorporated
(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(c)
On February 13, 2017, John F. Murphy was appointed to the position of Senior Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer) of Adobe Systems Incorporated (“Adobe” or the “Company”), effective upon his commencement of employment with Adobe on March 20, 2017. Mark Garrett, Adobe’s Chief Financial Officer, will continue to serve as interim Principal Accounting Officer until the commencement of Mr. Murphy’s employment with the Company.

Mr. Murphy, age 48, has served as Senior Vice President and Chief Accounting Officer of Qualcomm Incorporated since September 2014. He previously served as Senior Vice President, Controller and Chief Accounting Officer of DIRECTV Inc. from November 2007 until August 2014, and Vice President and General Auditor of DIRECTV from October 2004 to November 2007. Prior to joining DIRECTV he worked at a number of companies, including Experian, Nestle, and Atlantic Richfield (ARCO), in a variety of finance and accounting roles. There has been no arrangement or understanding between Mr. Murphy and any other person pursuant to which Mr. Murphy was selected to this position. Additionally, Mr. Murphy is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

Upon joining the Company, Mr. Murphy will receive a base salary of $440,000 per year and be eligible to receive a bonus payment under the Company’s 2017 Executive Annual Incentive Plan of 60% of his base salary at target (with his bonus for the first year being pro-rated for the portion of the fiscal year that he is employed by the Company). In addition, Mr. Murphy will receive a sign-on bonus of $500,000 upon the commencement of his employment with the Company. Mr. Murphy must repay the sign-on bonus (prorated for each full month worked following his employment commencement date) if his employment with the Company terminates under certain circumstances less than one year after his commencement of employment. Mr. Murphy will also receive a grant of 23,000 restricted stock units (“RSUs”), which will vest 25% on each of the first, second, third and fourth anniversaries of his employment commencement date. The RSUs will be issued under the Company’s 2003 Equity Incentive Plan, as amended (the “Plan”) and will be subject to the terms and conditions of such Plan. Further, Mr. Murphy will receive reimbursement of relocation costs and other relocation assistance and up to six months of temporary living and rental car expenses. He will also be eligible to participate in standard Company benefit programs available to similarly situated officers, including: health, vision and dental coverage; executive health benefits; participation in the Company's 401(k) and non-qualified deferred compensation plans; participation in the Company’s 1997 Employee Stock Purchase Plan, as amended; and Adobe’s charitable contribution matching program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: February 15, 2017	By:	/s/ Mark Garrett
Mark Garrett
Executive Vice President and Chief Financial Officer